Exhibit 3.2
SECOND AMENDED AND RESTATED BYLAWS
OF
NEXTPOWER INC.
(Adopted as of November 12, 2025)
ARTICLE I
OFFICES
Section 1.01 Registered Office. The address of the registered office of Nextpower Inc. (hereinafter the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).
Section 1.02 Other Offices. The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.
ARTICLE II
STOCKHOLDERS
Section 2.01 Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, if any, within or without the State of Delaware, or solely by means of remote communication in accordance with Section 2.13 of these Bylaws and applicable law, as may be designated by the Board of Directors and stated in the notice of the meeting.
Section 2.02 Annual Meetings. If required by applicable law, an annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on such day and at such hour, as shall be fixed by the Board of Directors and designated in the notice of meeting. The Board of Directors may postpone, adjourn, reschedule or cancel any previously scheduled annual meeting of stockholders.
Section 2.03 Special Meetings. Special meetings of stockholders may only be called in the manner provided in the Certificate of Incorporation. Special meetings of stockholders shall be held on such day and at such hour, as shall be designated in the notice of meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. The Corporation may postpone, adjourn, reschedule or cancel any previously scheduled special meeting of stockholders.
Section 2.04 Notice of Meetings. Except as otherwise provided by the Certificate of Incorporation or applicable law, notice, stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxyholders not physically present may be deemed to be present and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notice may be given either personally, by courier service, by electronic mail, by other form of electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. If delivered by courier service, such notice shall be deemed to be given at the earlier of when the notice is received or left at such stockholder’s address. If notice is given by electronic mail or other electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law.
Section 2.05 Quorum; Adjournment of Meetings. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series or classes or series of stock voting as a separate class, the holders of a majority in voting power of the shares of such class or series or classes or series shall constitute a quorum of such class or series or classes or series with respect to the vote on such business. The chairperson of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum, and notice of an adjourned meeting need not be given (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 2.06 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after one (1) year from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.
Section 2.07 Notice of Stockholder Business and Nominations.
(a) Annual Meeting of Stockholders.
(i) At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors and only other business shall be considered or conducted, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of these Bylaws, given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in these Bylaws as to such business or nomination or (D) as provided in the Separation Agreement (as defined in the Certificate of Incorporation). Subject to the Separation Agreement, compliance with the foregoing clause (C) of this Section 2.07(a)(i) shall be the exclusive means for a stockholder to make nominations or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act (defined below)), at an annual meeting of stockholders.
(ii) In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to paragraph (a)(i)(C) of this Bylaw, the stockholder must have given timely notice thereof in proper written form to the Secretary and any such nomination or proposed business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the preceding year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting or no annual meeting was held in the preceding year, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, the notice of any stockholder of record giving notice (each, a “Noticing Party”) to the Secretary (whether given pursuant to this paragraph (a)(ii) or paragraph (b)) must:

(A) set forth, as to such Noticing Party or any Stockholder Associated Person (defined below), on whose behalf the nomination or proposal is made: (1) the name and address of such Noticing Party and each Stockholder Associated Person, as they appear on the Corporation’s books and records, if applicable, (2) (a) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), the date or dates on which such shares were acquired, and the investment intent of such acquisition, (b) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person, and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities, (c) a complete and accurate description of any Derivative Instrument (defined below) that has been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, (d) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (e) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any Stockholder Associated Person, or (II) between or among such Noticing Party or any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Noticing Party or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding, written or oral, that such Noticing Party or any Stockholder Associated Person has with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of the election of any Proposed Nominee (defined below) or other business, or other action to be taken, by such Noticing Party or any Stockholder Associated Person, (f) any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (g) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person: (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (h) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Party and Stockholder Associated Person, (i) any direct or indirect interest of such Noticing Party or any Stockholder Associated Person in any agreement, arrangement or understanding with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (j) a description of any material interest of such Noticing Party or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of a Proposed Nominee, (k) a written representation and undertaking that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any agreement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.07, (l) a complete and accurate description of any performance-related fees (other than asset-based fees) to which such Noticing Party or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of the immediate family of such Stockholder Associated Person sharing the same household may be entitled, (m) (I) a description of the investment strategy or objective, if any, of such Noticing Party who is not an individual, and (II) a copy of any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the Noticing Party that contains or describes the Noticing Party’s or such Stockholder Associated Person’s investment thesis, plans or proposals, with respect to the Corporation , (n) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D, (o) a certification that such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is or has been a stockholder of the Corporation, and (p) (I) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such Noticing Party (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (II) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting, (3) all other information relating to such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, or Proposed Nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such Proposed Nominee (in a contested election of directors) or proposal pursuant to Section 14 of the Exchange Act (collectively, the “Proxy Rules”); provided, however, that the disclosures described in the foregoing subclauses (a) through (p) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner, (4) a written representation and undertaking that the Noticing Party is a holder of record of stock of the Corporation as of the date of submission of the notice and intends to appear in person or cause a Qualified Representative of such Noticing Party to appear in person at the meeting to bring such nomination or other business before the meeting, and an acknowledgment that, unless otherwise required by law, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation and counted for purposes of determining a quorum, (5) a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Stockholder Associated Person is a party or participant involving or relating to the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation, (6) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and (7) a written representation that such Noticing Party and any Stockholder Associated Person intends, or is part of a group that intends, to (I) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (II) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;

(B) set forth, as to any business other than director nominations: (1) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the text of the proposal or business (including the complete text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of such proposed amendment), and (3) all other information relating to such business that that would be required to be disclosed in a proxy statement or other filings required to be made by such Noticing Party or any Stockholder Associated Person, in connection with solicitations of proxies in support of such proposed business by such Noticing Party or any Stockholder Associated Person, pursuant to the Proxy Rules; and
(C) set forth, as to each person whom the Noticing Party proposes to nominate for election as a director (each a “Proposed Nominee”), if any: (1) the name, age, business address, residential address and principal occupation or employment of such Proposed Nominee; (2) such Proposed Nominee’s written consent to being named in such Noticing Party’s proxy statement as a nominee of such Noticing Party and to serving as a director if elected; (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee and or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and any Noticing Party or any Stockholder Associated Person, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant (a “Third-Party Compensation Arrangement”); (4) a description of any business or personal interests that could reasonably be expected to place such nominee in a potential conflict of interest with the Corporation or its subsidiaries; and (5) and all such information relating to such Proposed Nominee or such Proposed Nominee’s respective affiliates and associates that would be required to be disclosed in a proxy statement or other filings required to be made by such Noticing Party or any Stockholder Associated Person in connection with solicitations of proxies for the election of directors in a contested election pursuant to the Proxy Rules.
(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Bylaw and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one-hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new directorships created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (A) by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures set forth in these Bylaws as to such nomination, or (C) as provided in the Separation Agreement. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders at which directors are to be elected or appointed. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, other than with respect to any nomination made in the manner provided in the Separation Agreement, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting (or any supplement thereto) only if the stockholder’s notice required by paragraph (a)(ii) of this Bylaw with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.08 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in the immediately preceding sentence.
(c) Additional Information.
(i) In addition to the information required pursuant to the foregoing provisions of this Section 2.07, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation.

(ii) The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.

(d) General.
(i) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws or in the Separation Agreement shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if the chairperson of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairperson shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation; provided, that nothing herein shall limit the power and authority of the Board of Directors to make any such determinations in advance of any meeting of stockholders.
(ii) The number of nominees a Noticing Party may nominate for election at a stockholder meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no Noticing Party shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.07(a). Notwithstanding the foregoing provisions of this Section 2.07, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(iii) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.07, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (1) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the close of business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)) and (2) clearly identify the inaccuracy or change. For the avoidance of doubt, any information provided pursuant to this Section 2.07(d)(iii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.07 and shall not extend the time period for the delivery of notice pursuant to this Section 2.07. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.07.
(iv) If any information submitted pursuant to this Section 2.07 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.07. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.07 (including if any Noticing Party or Stockholder Associated Person no longer intends to solicit proxies) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.07 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.07 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.07.
(v) Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a- 19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a- 19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a- 19(a)(3) under the Exchange Act have been satisfied.
(vi) In addition to complying with the foregoing provisions of this Section 2.07, a Noticing Party shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this 2.07. Nothing in this Section 2.07 shall be deemed to affect any rights of (A) a Noticing Party to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) a Noticing Party to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(vii) Any written notice, supplement, update or other information required to be delivered by a Noticing Party to the Corporation pursuant to this Section 2.07 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
(viii) Notwithstanding the foregoing, the nomination of any Flex Designee (as defined in the Separation Agreement) shall not be subject to the provisions of this Section 2.07.
(ix) For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “Derivative Instrument” shall mean any agreement, arrangement or understanding, written or oral (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements), the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease voting power with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation; (E) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, inclusive of the rules and regulations promulgated thereunder; (F) “Qualified Representative” shall mean, with respect to a Noticing Party, (1) a duly authorized officer, manager or partner of such Noticing Party or (2) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (G) “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (1) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (2) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (3) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Stockholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (4) any affiliate or associate of such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person, (5) if such Noticing Party or any such beneficial owner is not a natural person, any Responsible Person, (6) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (7) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Stockholder Associated Person (other than a stockholder that is a depositary) and (8) any Proposed Nominee.
Section 2.08 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation and qualified to serve as a director, the Proposed Nominee must deliver (such delivery to be made, in the case of a person nominated for election as a director of the Corporation pursuant to paragraph (a)(i)(C) or paragraph (b) of Section 2.07 of these Bylaws, in accordance with the time periods prescribed for delivery of notice under Section 2.07 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a signed written questionnaire completed by the Proposed Nominee with respect to the background and qualifications of such Proposed Nominee, such other information as may be reasonably required by the Corporation to determine eligibility of such Proposed Nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, and the background of any other persons or entities on whose behalf the nomination is being made pursuant to paragraph (a)(i)(C) or paragraph (b) Section 2.07 of these Bylaws in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide within ten (10) days after receiving such written request), and a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide within ten (10) days after receiving such written request) that such Proposed Nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any Third-Party Compensation Arrangement that has not been disclosed to the Corporation, (C) in such Proposed Nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of any securities exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee) and all applicable fiduciary duties under state law, (D) if elected, intends to serve a full term on the Board of Directors, (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, and (F) will tender his or her resignation as a director of the Corporation if the Board of Directors determines that such Proposed Nominee failed to comply with the provisions of this Section 2.08 in any material respect, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within ten (10) business days after delivery of such notice to such Proposed Nominee.
Section 2.09 Required Vote. At all meetings of the stockholders at which directors are to be elected and a quorum is present, a plurality of the votes cast by stockholders entitled to vote for the election of such directors shall be sufficient to elect such directors. Except as otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any regulation applicable to the Corporation, its stockholders or its securities (in which case such vote as prescribed by applicable law shall be the applicable vote on the matter), in all matters other than the election of directors, the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.
Section 2.10 Inspectors of Elections. The Corporation may, and to the extent required by applicable law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.
Section 2.11 Action Without a Meeting. Unless prohibited by the Certificate of Incorporation, any action permitted or required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. Prompt notice of the taking of corporate action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.
Section 2.12 Conduct of Meetings. The chairperson of any stockholders meeting shall be the Chairperson of the Board unless otherwise determined by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.13 Remote Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
(a) participate in a meeting of stockholders; and
(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III
BOARD OF DIRECTORS
Section 3.01 General Powers. Except as otherwise provided in the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 3.02 Number of Directors. The total number of directors shall be fixed from time to time in the manner provided by the Certificate of Incorporation. No decrease in the total number of directors shall shorten the term of any incumbent director.
Section 3.03 Quorum; Required Vote. Except as otherwise provided by law or the Certificate of Incorporation, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in no event shall less than one-third of the total number of directors (including any vacancies or unfilled newly created directorships) constitute a quorum. Except as otherwise provided by law or the Certificate of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 3.04 Telephonic Participation. All or any one or more directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting.
Section 3.05 Place of Meetings. The Board of Directors may hold its meetings at such place or places, if any, within or without the State of Delaware, as the Board of Directors may from time to time determine.
Section 3.06 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, if any, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07 Special Meetings. Subject to the notice requirements of Section 3.08, special meetings of the Board of Directors shall be held whenever called by the Chairperson of the Board, if any, or by a majority of the directors.
Section 3.08 Notice. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, overnight mail or courier service, facsimile, electronic mail or other electronic transmission, or orally in person or by telephone. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile, electronic mail or other electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If given orally in person or by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.
Section 3.09 Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission thereof to the Corporation. The resignation of any director shall be effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.10 Vacancies on Board of Directors; Newly Created Directorships. Except as otherwise provided in the Certificate of Incorporation, and subject to the terms of the Separation Agreement, any vacancy resulting from the death, resignation, removal or disqualification of any director or other cause, or any newly created directorship, shall be filled only by an affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders of the Corporation; provided, that, for so long as Yuma, Yuma Sub, their respective Permitted Transferees and any successor by way of merger or consolidation (as such terms are defined in the Certificate of Incorporation) owns, beneficially or of record, at least 10% of the combined voting power of the Corporation’s outstanding common stock, any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of any Flex Designee, including the failure of any Flex Designee to be elected, shall be filled only by Flex (as defined in the Certificate of Incorporation). Except as otherwise provided by these Bylaws, a director elected to fill a vacancy or newly created directorship shall hold office until the annual meeting of stockholders for the election of directors of the class to which he or she has been appointed and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.
Section 3.11 Executive and Other Committees. The Board of Directors may designate one or more committees of the Board of Directors, including an Executive Committee, to exercise, subject to applicable provisions of law, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session. The Executive Committee and each such other committee shall consist of two (2) or more directors of the Corporation and, subject to applicable law and any other law, rule or regulation applicable to the Corporation (including the rules and regulations of any securities exchange on which the Corporation’s shares are listed). The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by law, the Certificate of Incorporation or these Bylaws, any such committee, to the extent provided by the General Corporation Law of the State of Delaware, these Bylaws or the designating resolution, shall have and may exercise all the powers and authority of the Board of Directors. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.
Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by in these Bylaws or by resolution of the Board of

Directors designating such committee. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.08 of these Bylaws. Each committee shall serve at the pleasure of the Board of Directors and the Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except as otherwise expressly provided in these Bylaws or the by resolution of the Board of Directors designating such committee, every reference to a committee or to a member of a committee in these Bylaws shall apply to any subcommittee or member of a subcommittee mutatis mutandis.
Section 3.12 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.
Section 3.13 Fees and Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. Directors who are officers or employees of the Corporation may receive, if the Board of Directors desires, compensation for service as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
OFFICERS
Section 4.01 Officers. The elected officers of the Corporation shall be chosen by the Board of Directors and may include a Chairperson of the Board, a Chief Executive Officer, one or more Presidents, a Chief Financial Officer, and a Secretary, all of whom shall be elected by the Board of Directors. The Chairperson of the Board, if any, shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. In addition, the Board of Directors or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries, Treasurers and Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Any number of offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chief Executive Officer, as the case may be.
Section 4.02 Term of Office. The principal officers of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her earlier death, resignation, retirement, removal or disqualification.
Section 4.03 Removal. Any officer may be removed, either with or without cause, at any time, by the Board of Directors. Any officer or agent appointed by the Chief Executive Officer may also be removed by him or her whenever, in his or her judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor or his or her earlier death, resignation, removal or disqualification, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.
Section 4.04 Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission thereof to the Corporation. The resignation of any officer shall be effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.05 Vacancies. A vacancy in any office may be filled in the manner prescribed in these Bylaws for appointment to such office.
Section 4.06 Powers and Duties. Subject to the control of the Board of Directors, the officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board of Directors and as may be delegated by the Chief Executive Officer without limiting the foregoing:
(a) Chairperson of the Board. The Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.
(b) Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of a Chairperson of the Board, at all meetings of the Board of Directors. Unless there shall have been elected one or more Presidents of the Corporation, the Chief Executive Officer shall be the President of the Corporation.
(c) President. Each President shall have such general powers and duties of supervision and management as shall be assigned to him or her by the Board of Directors.
(d) Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairperson of the Board, Chief Executive Officer or a President, taking proper vouchers for such disbursements. He or she shall render to the Chairperson of the Board, Chief Executive Officer, each President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. The Chief Executive Officer may direct the Treasurer or any assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer or any assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
(e) Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors or any committee thereof and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose. He or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors.

Section 4.07 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or a committee thereof appointed for such purpose, and the salaries of any other officers may be fixed by the Chief Executive Officer; provided that such salaries of any other officers fixed by the Chief Executive Officer must be approved by a majority of the Board of Directors or a committee thereof appointed for such purpose.
ARTICLE V
ARTICLE V CAPITAL STOCK
Section 5.01 Certificated and Uncertificated Stock; Transfers.
(a) Subject to clause (d) below, the shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

(b) The shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. In the case of certificated shares of stock, transfers shall be made on the books of the Corporation only by the holder thereof or by such holder’s attorney duly authorized in writing, upon surrender for cancellation of certificate(s) for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In the case of uncertificated shares of stock, transfers shall be made on the books of the Corporation only upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
(c) Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers certifying the number and class of shares of stock of the Corporation owned by such holder. Unless the Board of Directors by resolution directs otherwise, the Chairperson of the Board, the Chief Executive Officer, any President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Corporation shall be authorized to sign stock certificates. Any or all of the signatures on such certificates may be an electronic signature. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
(d) Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in uncertificated or book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.
Section 5.02 Lost, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Corporation may require the owner of any such certificate, or such owner’s legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Corporation, if required. The Corporation may authorize the issuance of such new certificate without any bond when in its judgment it is proper to do so.
Section 5.03 Record Owners. The stock ledger shall be the only evidence as to who are the stockholders of the Corporation and the Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends, to vote and to receive notice, and otherwise to exercise all of the rights and powers of an owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 5.04 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
Section 5.05 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or have prepared and made, at least ten (10) days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 5.05 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 5.06 Record Date.
(a) In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date, unless otherwise required by law, shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of meeting shall be the date for making such determination. If no such record date is fixed by the Board of Directors, then the record date shall, unless otherwise required by law, be at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting has been fixed by the Board of Directors (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
ARTICLE VI
AMENDMENTS
Section 6.01 Amendments by Stockholders. These Bylaws may be altered, amended or repealed and new Bylaws may be added by the stockholders (i) prior to the occurrence of the Trigger Event (as defined in the Certificate of Incorporation), by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon and (ii) from and after the occurrence of the Trigger Event, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock entitled to vote thereon at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration, amendment, repeal or addition is contained in the notice of such special meeting.
Section 6.02 Amendments by the Board of Directors. The Board of Directors may adopt, amend or repeal these Bylaws as provided in the Certificate of Incorporation.

ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.01 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 7.02 Voting of Securities Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend and vote at any meeting of security holders of any entity in which the Corporation holds securities and to exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities, including the authority to execute and deliver proxies, powers of attorney and consents on behalf of the Corporation. Unless the Board of Directors directs otherwise, each of the Chairperson, the Chief Executive Officer and any President shall have the powers specified in the preceding provisions of this Section 7.02.
Section 7.03 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient, in accordance with law. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion may deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors may deem conducive to the interests of the Corporation. The Board of Directors may abolish any such reserve at any time.

Section 7.04 Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.
Section 7.05 Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Subject to any restrictions imposed by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairperson of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
Section 7.06 Severability. To the extent any provision of these Bylaws would be, in the absence of this Section 7.06, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.